EXHIBIT 5.1, 23.1
OPINION OF NEVADA LEGAL COUNSEL

September 30, 2020

Aemetis, Inc.
20400 Stevens Creek Blvd., #700
Cupertino, California 95014

Gentlemen:

We have acted as counsel to Ametis, Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale, from time to time, of shares of common stock of the Company, $0.001 par value per share, having an aggregate sale price of up to $16,000,000 (the “Placement Shares”), pursuant to the At the Market Issuance Sales Agreement, dated September 30, 2020 (the “Agreement”), between the Company, H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC. The Placement Shares will be issued pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-248492), as filed with the Securities and Exchange Commission on August 28, 2020 (at the time it became effective, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus dated August 28, 2020 and prospectus supplement dated September 30, 2020 (collectively, the “Prospectus”).

We have examined the Registration Statement, the Prospectus and other instruments, certificates, records and documents, matters of fact and questions of law that we have deemed necessary for the purposes of this opinion. In our examination, we have assumed the authenticity of documents submitted to us as originals and the genuineness of all signatures, the conformity to the original documents of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, certificates, records and documents we have reviewed.

Based upon the foregoing, we are of the opinion that the Placement Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the terms of the Agreement and the Registration Statement, the Placement Shares will be validly issued, and the Placement Shares will be fully paid and nonassessable. We consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed on September 30, 2020.

Very truly yours,

/s/ McDonald Carano LLP

McDonald Carano LLP